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                                                                     Exhibit 5.1

                           [Tellabs, Inc. Letterhead]



                                  July 22, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: up to 10,890,152 Shares of Common Stock, $.01 par value per share, of Tellabs, Inc.

Ladies and Gentlemen:

                  I am Assistant General Counsel of Tellabs Operations, Inc., a Delaware corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of up to 10,890,152 shares of Common Stock, $.01 par value per share, of the Company (the "New Shares") pursuant to the terms of the Agreement and Plan of Merger dated as of June 29, 1999 among the Company, Blackhawk Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and NetCore Systems, Inc., a Delaware corporation ("NetCore"), which provides for the merger (the "Merger") of Sub with and into NetCore, with NetCore surviving as a wholly owned subsidiary of the Company.

                  Based on the foregoing, I am of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware.


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                  The foregoing opinions are limited to the federal laws of the
United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

                  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/ JAMES M. SHEEHAN
                                                    ----------------------------
                                                    James M. Sheehan